                                                                   EXHIBIT 10(d)


                            TIME BROKERAGE AGREEMENT


         Time Brokerage Agreement ("Agreement") dated as of June 15, 2000, by and among REPCOM, INC., a Minnesota corporation, and SARTELL FM, INC., a Minnesota corporation (collectively "Licensees") and REGENT BROADCASTING OF ST. CLOUD, INC., a Delaware corporation ("Broker").

         WHEREAS, Licensees are the licensees of radio stations KLZZ-FM and KXSS-AM, Waite Park, Minnesota, and KKSR-FM, Sartell, Minnesota (referred to herein as the "Stations"); and

         WHEREAS, Licensees and Licensees' sole stockholder and Broker's sole shareholder have entered into an Agreement of Merger, dated June 15, 2000 (the "Merger Agreement") contemplating the acquisition by Broker of the Stations as a result of the merger of Licensees' sole stockholder into Broker's sole stockholder, Regent Broadcasting, Inc.; and

         WHEREAS, Licensees, while maintaining control over the Stations' finances, personnel matters and programming desire to accept and broadcast programming supplied by Broker on the Stations subject to the terms and conditions set forth herein.

         NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto have agreed and do agree as follows:

         1. Air Time and Transmission Services. Licensees agree, beginning July 1, 2000 (the "Commencement Date"), to make the Stations' studio and broadcast facilities available to Broker, and to broadcast, or cause to be broadcast, on the Stations, according to the terms hereof, programming designated and provided by Broker (the "Programming").

         2. Payments. Broker hereby agrees to pay Licensees the amounts specified in Attachment A for the right, from and after the Commencement Date, to broadcast the Programming on the terms and conditions herein provided. Payments of the Monthly Fee (as defined in Attachment A), are due and payable in full on the first day of each calendar month for which such payment is intended to be applied and shall be prorated for any partial calendar month at the beginning or end of the term hereof. The failure of Licensees to demand or insist upon prompt payment in accordance herewith shall not constitute a waiver of its right to do so. Broker shall receive a payment credit for any Programming not broadcast by the Stations (a "Credit"), such Credit to be determined by multiplying the monthly payment by the ratio of the amount of time preempted or not accepted to the total number of hours of Programming each month. No credit shall be due on account of any Programming rejected for failure to comply with the standards for Programming set forth in this Agreement.

         3. Term. The term of this Agreement shall begin on the Commencement Date and end on the earliest of (i) the Closing Date, as defined in the Merger Agreement, or (ii) the date which is ten (10) days following any termination of the Merger Agreement, in accordance with the terms thereof (such date hereinafter referred to as the "Termination Date," and such period of time as the "Term").

         4. Programming. Broker shall furnish or cause to be furnished the Programming, which shall be an entertainment format of Broker's choice, provided that no format change shall be made without the delivery to Security Title and Guaranty Agency, Inc., as Escrow Agent, of a $100,000 letter of credit which the Escrow Agent shall hold under the terms of a Deposit Escrow Agreement of even date among StarCom, Inc., Regent Broadcasting, Inc., and Escrow Agent, and which StarCom, Inc. shall be entitled to draw upon to the extent of any costs which Licensees may incur as a result of undoing any such format change in the event this Agreement is terminated other than by reason of a default by Licensees, and may include, without limitation, news, promotions (including on-air giveaways), contests, syndicated programs, barter programs, paid-for programs, locally-produced programs, advertising commercial matter, including that in both program or spot announcement forms, and public service information; provided, however, that the Programming on the Stations shall include news, public service announcements and other programming on issues of importance to the local community as reasonably requested by Licensees. The Programming shall be consistent with the standards set forth in Attachment B. All actions or activities of Broker under this Agreement, and all Programming provided by Broker shall be in accordance with (i) the Communications Act of 1934, as amended; (ii) Federal Communications Commission (the "FCC") rules, requirements and policies, including, without limitation, the FCC's rules on plugola/payola, lotteries, Station identification, minimum operating schedule, sponsorship identification, political programming and political advertising rates; (iii) all applicable federal, state and local regulations and policies; and (iv) generally accepted quality standards consistent with Licensees' past practices. Broker agrees that, if in the sole, good faith judgment of the Licensees or the Stations' General Manager, Broker does not comply with the standards of this paragraph, Licensees may suspend or cancel any Programming not in compliance. Broker shall not be entitled to a Credit for Programming not broadcast over the Stations on account of any Programming rejected for failure to comply with the standards for Programming set forth in this Section 4. The right to use the Programming and to authorize its use in any manner and in any media whatsoever shall be, and remain, vested solely in Broker, subject in all events to the rights, if any, of others in such Programming.

         5. Special Events. Licensees reserve the right in their discretion, and without liability, to preempt, delay or delete any of the broadcasts of the Programming and to substitute programming which in Licensees' judgment is of greater local, regional or national importance. In all such cases, Licensees shall use their best efforts to give Broker reasonable notice of their intention to preempt such Programming, and, in the event of such preemption, Broker shall receive a payment credit for the Programming so omitted consistent with the intent and pursuant to the terms of Section 2 hereof.

         6. Advertising and Programming Revenues. Broker shall retain all advertising and other revenues, and all accounts receivable, with respect to Programming broadcast during the Term, and relating to the Programming it delivers to the Stations for broadcast during the Term, including without limitation, promotion-related revenues. Licensees and Broker each shall have the right, at their own expense, to seek copyright royalty payments for their own programming. Broker may sell advertising on the Stations in combination with the sale of advertising on other broadcasting stations of its choosing, subject to compliance with applicable law.

         7. Station Facilities. Subject to the qualifications set forth in this Agreement, throughout the term of this Agreement, Licensees shall make the facilities and equipment of the Stations in good operating condition and repair available to Broker for operation and broadcast with the maximum authorized facilities twenty-four (24) hours a day, seven (7) days a week, except for downtime occasioned by either (i) emergency maintenance or (ii) routine maintenance not to exceed two (2) hours each Sunday morning between the hours of 12 midnight and 5:00 a.m., and except for such programs and announcements prepared by and put on the air by Licensees in order to meet local needs and issues requirements, said programs and announcements not to exceed one (1) hour each Sunday morning at a mutually agreed upon time between the hours of 5:00 a.m. and 7:00 a.m. Broker shall not be entitled to a Credit for Programming not broadcast over the Stations for periods specified in this Section 7 hereof. To the extent practicable, any maintenance work affecting the operation of the Stations at full power shall be scheduled upon at least forty-eight (48) hours prior notice with the agreement of Broker, such agreement not to be unreasonably withheld.

         8. Right of Access. Broker and Broker's employees or agents shall at all times be afforded reasonable access to the Stations in order to perform their duties in connection with the production and transmission of the Programming over the facilities of the Stations. Broker shall have the right to relocate to Broker's premises or to install at Licensees' and/or Broker's premises, and to maintain throughout the term of this Agreement, at Broker's expense, any microwave studio/transmitter relay equipment, telephone lines, transmitter remote control, monitoring devices or any other equipment necessary for the proper transmission of the Programming on the Stations, and Licensees and Broker shall take all steps reasonably necessary to prepare and file any applications with the FCC to effectuate such proper transmission. If this Agreement is terminated other than for reason of a default by Licensees and the parties do not close the Merger Agreement, Broker shall reimburse Licensees for the cost of putting all such changes back to the condition they were in on the date of this Agreement and for the amount, if any, by which the Stations' Barter Payable exceeds by more than $25,000 the aggregate net value of the Stations' Barter Receivable, as of the Termination Date.

         9. Force Majeure. Any failure or impairment of facilities or any delay or interruption in broadcasting the Programming, or failure at any time to furnish facilities, in whole or in part, for broadcasting, due to acts of God, strikes, or threats thereof, force majeure, or due to causes beyond the control of Licensees, shall not constitute a breach of this Agreement, and Licensees shall not be liable to Broker for any damages or adjustments for such failure, impairment, delay or interruption, except to the extent of allowing in each such case an appropriate payment credit for Programming available to Licensees but not carried consistent with the intent and pursuant to the terms of Section 2 hereof.

         10. Licensees Control of Stations. Notwithstanding anything to the contrary in this Agreement, Licensees shall have full authority, control and power over the operation of the Stations during the period of this Agreement. Licensees shall retain control, said control to be reasonably exercised, over the policies, programming and operations of the Stations, including, without limitation, the right to decide whether to accept or reject any Programming or advertisements, the right to preempt any Programming in order to broadcast a program deemed by Licensees to be of greater national, regional, or local interest, and the right to take any other actions necessary for compliance with the laws of the United States; the laws of the relevant states; the rules, regulations, and policies of the FCC (including without limitation the prohibition on unauthorized transfers of control); and the rules, regulations and policies of other federal governmental authorities, including without limitation the Federal Trade Commission and the Department of Justice. Licensees shall be responsible for ensuring that FCC requirements are met with respect to ascertainment of the problems, needs and interests of the community, public service programming, main studio staffing, maintenance of public inspection files and the preparation of quarterly issues/programs lists. Broker shall, upon request by Licensees, provide Licensees with information with respect to such of Broker's programs which are responsive to the problems, needs and interests of the community, so as to assist Licensees in the preparation of required quarterly issues/programs lists, and shall provide upon request other information to enable Licensees to prepare other records, reports and logs required by the FCC or other local, state or federal governmental agencies. Whenever on the Stations' premises, all Broker personnel shall be subject to the supervision and the direction of Licensees' designated personnel.

         11. Responsibility for Employees and Expenses. Licensees shall employ two full time employees at the main studio(s) of the Stations, one of whom shall be a manager, both of whom shall report to and be accountable to Licensees, and who shall be ultimately responsible for the day-to-day operation of the Stations. Licensees shall be directly responsible for paying the salaries, taxes, insurance and related costs for such employees (the "Licensees Employee Expenses"). Licensees shall be responsible for paying directly (i) transmitter site rent/mortgage for the Stations; (ii) costs for maintenance and repair of the transmission and other technical equipment; (iii) costs for capital improvements and replacements; and (iv) transmitter site utilities for the Stations ("Licensees Transmitter Expenses"). Licensees shall be responsible for paying directly all income taxes relating to Licensees' earnings from this arrangement. Broker shall employ and be responsible for the salaries, taxes, insurance and related costs for all personnel used in the production of the Programming (including, without limitation, salespeople, traffic personnel, administrative and programming staff). Excluding those expenses for which Licensees are making payments as set forth in this Section 11, during the Term, Broker shall be responsible for paying all other expenses reasonably and directly related to the continued operation of the Stations subject to the covenants of the parties to this Agreement (the "Other Expenses"), and further subject to the ultimate authority, control and power of Licensees.

                  11.1 Employee Matters.

                           11.1.1 Licensees shall be responsible for the payment
of all compensation and accrued employee benefits payable to all of Licensees' employees through the Commencement Date.

                           11.1.2 Licensees acknowledge and agree that
Licensees, and not Broker, are and shall be solely responsible for any and all insurance, supplemental pension, deferred compensation, retirement and any other benefits, and related costs, premiums and claims due, to become due, committed or otherwise promised to any person who, up to the Commencement Date is a retiree, former employee, or current employee of Licensees, relating to the period up to the

Commencement Date. Broker shall assume no employee benefit plans, programs or practices, whether or not set forth in writing, maintained by Licensees at any time.

         12. Station Agreements.

                  12.1. Assignment and Assumption of Station Agreements. On the Commencement Date, Licensees shall assign to Broker and Broker shall assume, subject to the provisions of this Section 12, the obligations of Licensees arising or to be performed on and after the Commencement Date (except to the extent such obligations represent liabilities for activities, events or transactions occurring, or conditions existing, on or prior to the Commencement
Date) under (a) all of the contracts which comprise Station Assets (as defined in the Merger Agreement), excluding (i) contracts and agreements relating to the Licensees Employee Expenses, (ii) contracts and agreements relating to the Licensees Transmitter Expenses, (iii) Licensees' financing agreements and (iv) corporate level contracts and agreements, except, if any, those listed on Attachment C (collectively, the contracts and agreements to be assigned by Licensees and assumed by Broker are referred to as the "Station Agreements") and
(b) all sales commissions payable to Licensees' sales and other personnel under advertising contracts assigned to or administered by Broker. Licensees have delivered to Buyer true and complete copies of all Station Agreements, including any and all amendments and other modifications thereto. All of the Station Agreements are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, except as limited by laws affecting creditors' rights or equitable principles generally. Licensees have complied in all respects with all Station Agreements and are not in default beyond any applicable grace periods, and, to the best of Licensees' knowledge, no other contracting party is in default under any of the terms thereof. Licensees represent and warrant that the Station Agreements are freely assignable, or, if consent of the other contracting party to the assignment is required, Licensees to use their reasonable best efforts to obtain such consent as promptly as practicable. As of the Commencement Date, Licensees shall have paid all amounts due on and shall have performed all obligations due under the Station Agreements as of that date.

                  12.2 Consents to Assignment. To the extent that any Station Agreement is not capable of being assigned, transferred, delivered or subleased without the waiver or consent of any third person (including a government or governmental unit), or if such assignment, transfer, delivery or sublease or attempted assignment, transfer, delivery or sublease would constitute a breach thereof or a violation of any law or regulation, this Agreement and any assignment executed pursuant thereto shall not constitute an assignment, transfer, delivery or sublease or an attempted assignment, transfer, delivery or sublease thereof. In those cases where consents, assignments, releases and/or waivers have not been obtained at or prior to the Commencement Date to the transfer and assignment to Broker of any Station Agreement, this Agreement and any assignment executed pursuant hereto, to the extent permitted by law, shall constitute an equitable assignment by Licensees to Broker of all of Licensees' rights, benefits, title and interest in and to the Station Agreements, and where necessary or appropriate, Broker shall be deemed to be Licensees' agent for the purpose of completion, fulfilling and discharging all of Licensees' rights and liabilities arising after the Commencement Date under such Station Agreements. Licensees shall use their reasonable best efforts to provide Broker with the financial and business benefits of such Station Agreements (including, without limitation, permitting Broker to enforce any rights of Licensees arising under such Station Agreements), and Broker shall, to the extent Broker is provided with the benefits of such Station Agreements, assume, perform and in due course pay and discharge all debts, obligations and liabilities of Licensees under such Station Agreements to the extent that Broker was to assume those obligations pursuant to the terms hereof.

                  12.3 Retained Liabilities. Except as set forth in Sections 11 and 12 hereof, Broker expressly does not, and shall not, assume or agree to pay, satisfy, discharge or perform and will not be deemed by virtue of the execution and delivery of this Agreement or any agreement, instrument or document delivered pursuant to or in connection with this Agreement or otherwise by reason of or in connection with the consummation of the transactions contemplated hereby or thereby, to have assumed or to have agreed to pay, satisfy, discharge or perform, any liabilities, obligations or commitments of Licensees of any nature whatsoever whether accrued, absolute, contingent or otherwise and whether or not disclosed by Broker. Licensees will retain and pay, satisfy, discharge and perform in accordance with the terms thereof, all liabilities and obligations of the Licensees (other than those occurring on or after the Commencement Date under the Station Agreements), including but not limited to, the obligation to assume, perform, satisfy or pay any liability, obligation, agreement, debt, charge, claim, judgment or expense incurred by or asserted against Licensees related to taxes, environmental matters, pension or retirement plans or trusts, profit-sharing plans, employment contracts, employee benefits, severance of employees, product liability or warranty, negligence, contract breach or default, copyright, trademarks, service mark, trade name and other intellectual property, or other obligations, claims or judgments asserted against Broker as successor in interest to Licensees. All such liabilities, obligations and commitments of Licensees described in this Section 12.3 shall be referred to herein collectively as the "Retained Liabilities."

         13. Accounts Receivable. It is agreed that all accounts receivable existing as of the date of this Agreement arising prior to the Commencement Date in connection with the operation of the Stations, including but not limited to accounts receivable for advertising revenues for programs and announcements performed prior to the Commencement Date and other broadcast revenues for services performed prior to the Commencement Date, shall remain the property of Licensees. Licensees and their agents shall take no action during the ninety
(90) days following the Commencement Date to collect the balances of such accounts receivable other than the normal billing invoice reminder notices. Any amounts relating to such accounts receivable that are paid directly to Broker shall be remitted on a monthly basis by Broker to Licensees. On the Closing Date (as defined in the Merger Agreement), Broker may, at its option, purchase from Licensees all or any part of the accounts receivable outstanding as of the Closing Date at their face value. Any accounts receivable not purchased by Broker shall be conveyed by Licensees to an unrelated party or parties at the Closing.

         14. Proration of Income and Expenses: Trade Agreements Adjustment.

                  14.1 Except as otherwise provided herein, all deposits, reserves and prepaid and deferred income and expenses relating to the Station Agreements shall be prorated between Broker and Licensees in accordance with general accepted accounting principles as of 11:59 p.m., local time, on the date immediately preceding the Commencement Date.

                  14.2 Licensees have delivered to Broker a list of all Trade Agreements as of the Commencement Date included in the Station Agreements and the aggregate value of time owed

("Barter Payable") pursuant to each of the Trade Agreements and the aggregate value of goods and services to be received ("Barter Receivable") pursuant to each of the Trade Agreements, in each case as of the date specified. On the Commencement Date, Licensees shall deliver to Broker a report, dated as of the Commencement Date (the "Commencement Date Trade Report"), which report lists all Trade Agreements included in the Station Agreements and the contract end date for each Trade Agreement together with a true and correct itemized statement of the aggregate value of the Barter Payable and Barter Receivable pursuant to each of the Trade Agreements. To the extent that the aggregate net value as reflected on the Commencement Date Trade Report of the Stations' Barter Payable exceeds by more than $25,000 the aggregate net value as reflected on the Commencement Date Trade Report of the Barter Receivable, Broker shall be entitled to receive the excess as a credit against the next due Monthly Fee(s).

                  14.3 Except as otherwise provided herein, the prorations and adjustments contemplated by this Section 14, to the extent practicable, shall be made on the Commencement Date. As to those prorations and adjustments not capable of being ascertained on the Commencement Date, an adjustment and proration shall be made within ninety (90) calendar days after the Commencement Date.

                  14.4 In the event of any disputes between the parties as to such adjustments, the amounts not in dispute shall nonetheless be paid at the time provided in Section 14.3 hereof and such disputes shall be determined by an independent certified public accountant mutually acceptable to the parties, and the fees and expenses of such accountant shall be paid one-half by Licensees and one-half by Broker.

         15. Indemnification.

                  15.1 Indemnification. Broker shall indemnify and hold Licensees and their sole stockholder, directors, officers, agents, employees, successors, and assigns harmless from and against any and all claims, expenses, causes of action and liability resulting from or relating to (i) the broadcast of Programming during the Term, (ii) any and all promotions, contests and on-air "giveaways" by Broker relating to the Stations during the Term, (iii) a breach of Broker's representations, warranties, covenants or agreements contained herein, (iv) any liability resulting from Broker's default under the Station Agreements, and (v) all other matters arising out of or related to Broker's activities involving the Station or use of the Stations' facilities or relating to the obligations assumed by Broker in connection with this Agreement including but not limited to any damage caused to the Stations' equipment by Broker, its employees, or agents. Licensees agree to indemnify, defend, and hold harmless Broker and its sole stockholder, directors, officers, agents, employees, successors and assigns from and against any and all liability that arises out of
(i) material broadcast by Licensees other than the Programming, (ii) liabilities (but not loss of advertising revenue) that arise as a result of Licensees' alteration of any and/or all Programming prior to broadcast by Licensees; and
(iii) the Retained Liabilities.

                  15.2 Procedures: Third Party and Direct Indemnification Claims. The indemnified party agrees to give written notice within a reasonable time to the indemnifying party of any demand, suit, claim or assertion of liability by third parties or other circumstances that could give rise to an indemnification obligation hereunder against the indemnifying party (hereinafter collectively

"Claims," and individually a "Claim"), it being understood that the failure to give such notice shall not affect the indemnified party's right to indemnification and the indemnifying party's obligation to indemnify as set forth in this Agreement, unless the indemnifying party's ability to contest, defend or settle with respect to such Claim is thereby demonstrably and materially prejudiced.

         The obligations and liabilities of the parties hereto with respect to their respective indemnities pursuant to Section 15.1 resulting from any Claim shall be subject to the following additional terms and conditions:

                           15.2.1 The indemnifying party shall have the right to
undertake, by counsel or other representatives of its own choosing, the defense or opposition to such Claim.

                           15.2.2 In the event that the indemnifying party shall
elect not to undertake such defense or opposition, or within ten days after notice of any such Claim from the indemnified party shall fail to defend or oppose, the indemnified party (upon further written notice to the indemnifying party) shall have the right to undertake the defense, opposition, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the indemnifying party (subject to the right of the indemnifying party to assume defense of or opposition to such Claim at any time prior to settlement, compromise or final determination thereof).

                           15.2.3 Anything in this Section 15.2 to the contrary
notwithstanding: (a) the indemnified party shall have the right, at its own cost and expense, to participate in the defense, opposition, compromise or settlement of the Claim; (b) the indemnifying party shall not, without the indemnified party's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such Claim; and (c) in the event that the indemnifying party undertakes defense of or opposition to any Claim, the indemnified party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the indemnifying party and its counsel or other representatives concerning such Claim and the indemnifying party and the indemnified party and their respective counsel or other representatives shall cooperate in good faith with respect to such Claim.

                           15.2.4 No undertaking of defense or opposition to a
Claim shall be construed as an acknowledgment by such party that it is liable to the party claiming indemnification with respect to the Claim at issue or other similar Claims.

         16. Events of Default: Cure Periods and Remedies.

                  16.1. Events of Default. The following shall, after the expiration of the applicable cure periods, constitute Events of Default under the Agreement:

                           16.1.1 Non-Payment. Broker's failure to timely pay
the consideration provided for in Section 2 and Attachment A hereof which is not cured within five (5) business days following notice in accordance with Section
16.2 hereof;

                           16.1.2 Default in Covenants or Adverse Legal Action.
The default by any party hereto in the material observance or performance of any material covenant, condition or agreement contained herein which is not cured within five (5) business days following notice in accordance with Section 16.2 hereof, or if (a) any party shall make a general assignment for the benefit of creditors, (b) any party shall file or have filed against it a petition for bankruptcy, for reorganization or an arrangement, or for the appointment of a receiver, trustee or similar creditors' representative for the property or assets of such party under any federal or state insolvency law, which, if filed against such party, has not been dismissed or discharged within sixty (60) days thereof, or (c) specifically and without limitation, if Licensees' successors and assigns, including, without limitation, any assignee of the FCC license for the Stations, except if such successor or assign is Broker or an affiliate of Broker, refuse to abide by or terminate this Agreement during the term of this Agreement.

                           16.1.3 Breach of Representation. If any material
representation or warranty herein made by either party hereto, or in any certificate or document furnished by either party to the other pursuant to the provisions hereof, shall prove to have been false in any material respect as of the time made or furnished and is not cured within thirty (30) days following notice in accordance with Section 16.2 hereof.

                           16.1.4 Breach of Merger Agreement. The breach by any
party or their affiliates in the observance or performance of any representation, warranty, covenant, condition or agreement in the Merger Agreement which is not cured within any time period provided for such cure under the Merger Agreement and which breach gives rise to a right to a party to terminate the Merger Agreement, provided that no party may use its or its affiliate's own breach under the Merger Agreement as grounds to terminate this Agreement.

                  16.2 Cure Periods. An Event of Default shall not be deemed to have occurred until after the nondefaulting party has provided the defaulting party with written notice specifying the event or events that if not cured would constitute an Event of Default and specifying the actions necessary to cure within the relevant cure period. The Event of Default shall not be deemed to have occurred if actions necessary to cure are completed during the relevant cure period.

                  16.3 Termination Upon Default. Upon the occurrence of an Event of Default, the non-defaulting party may terminate this Agreement provided that it is not also in material default hereunder, and may seek such remedies at law and/or equity as are available, including without limitation specific performance. If Broker has defaulted in the performance of its obligations, Licensees shall be under no further obligation to make available to Broker any further broadcast time or broadcast transmission facilities and, without limitation of remedies, all amounts accrued or payable to Licensees up to the date of termination which have not been paid, less any payment credits, shall immediately become due and payable.

                  16.4 Liabilities Upon Termination. Upon termination of this Agreement, Broker shall be responsible for all liabilities, debts and obligations of Broker accrued from the purchase of air time and transmission services including, without limitation, accounts payable, barter agreements and unaired advertisements, but not for Licensees' federal, state, and local tax liabilities associated with Broker's payments to Licensees as provided for herein. With respect to Broker's obligations to broadcast material over the Stations after termination hereunder, Broker may propose compensation to Licensees for meeting these obligations, but Licensees shall be under no duty to accept such compensation or to perform such obligations. Upon termination, Broker shall return to Licensees any equipment or property of the Stations used by Broker, its employees or agents, in substantially the same condition and location as such equipment existed on the date of this Agreement, ordinary wear and tear excepted, and Broker shall assign to Licensees the still outstanding Station Agreements that were assigned to Broker pursuant to Section 12 hereof and any new contracts entered into by Broker relating to the Stations that Licensees expressly agree to assume. Notwithstanding anything in the foregoing to the contrary, termination shall not extinguish any rights of either party as may be provided by Section 15 hereof.

         17. Broker Termination Option. Broker may elect to terminate this Agreement at any time during the term hereof in the event that Licensees preempt or substitute other programming for that supplied by the Broker during ten percent (10%) or more of the total hours of operation of the Stations during any calendar month. In the event Broker elects to terminate this Agreement pursuant to this provision, it shall give Licensees notice of such election at least ten
(10) days prior to the termination date. Upon termination, no party shall have any further liability to any other except as may be provided by Sections 15 and
16.4 hereof.

         18. Responsive Programming. Broker and Licensees mutually acknowledge their interest in ensuring that the Stations serve the needs and interests of the residents of the Stations' community of license and service areas and agree to cooperate in doing so. Licensees shall, on a regular basis, assess the issues of concern to residents of the Stations' community of license and service areas and address those issues in its public service programming. Licensees shall describe those issues and responsive programming and place issues/programs lists in the Stations' public inspection file as required by FCC rules. The Programming shall include material that is responsive to the issues identified by Licensees. Licensees may request, and Broker shall provide, information concerning such of Broker's Programming that is responsive to community issues so as to assist Licensees in the satisfaction of its public service programming obligations. Broker shall also provide to Licensees upon request such other information necessary to enable Licensees to prepare records and reports required by the FCC or other local, state or federal government entities.

         19. Time Brokerage Challenge. If this Agreement is challenged in whole or in part at or by a governmental authority or is challenged in whole or in part in a judicial forum, counsel for the Licensees and counsel for the Broker shall jointly defend this Agreement and the parties' performance thereunder throughout all such proceedings. If this Agreement is declared invalid or illegal in whole or in substantial part by a ruling, order or decree of a governmental authority or court, and such ruling, order or decree has become effective, then the parties shall endeavor in good faith to reform the Agreement as necessary. If the parties are unable to reform this Agreement within thirty
(30) days of the effective date of such ruling, order or decree, then this Agreement shall terminate, and all sums owing to Licensees shall be paid and no party shall have any further liability to any other except as may be provided by
Section 15 hereof.

         20. Additional Representations, Warranties and Covenants.

                  20.1. Mutual Representations, Warranties and Covenants. Both Licensees and Broker represent that they are legally qualified, empowered, and able to enter into this Agreement, and that the execution, delivery and performance hereof shall not constitute a breach or violation of any agreement, contract or other obligation to which either party is subject or by which it is bound.

                  20.2. Additional Licensees Representations, Warranties and Covenants. Licensees make the following further representations, warranties and covenants:

                           20.2.1 Authorizations. During the term of this
Agreement, Licensees shall own and hold all licenses and other permits and authorizations necessary for the operation of the Stations as presently conducted (including licenses, permits and authorizations issued by the FCC), and such licenses, permits and authorizations shall be in full force and effect for the entire Term hereunder, unimpaired by any acts or omissions of Licensees, their principals, employees or agents. Licensees hereby make and incorporate by reference those representations, warranties and covenants of the Company which are set forth in the Merger Agreement that pertain to Licensees, their assets or their operation of the Stations.

                           20.2.2 Payment of Obligations. Licensees shall not
incur any debt, obligation or liability without the prior written consent of Broker if such undertaking would adversely affect Licensees' performance hereunder or the business and operations of the Broker permitted hereby. Subject to the provisions of Sections 2 and 11 hereof, Licensees shall pay in a timely fashion all of their debts, assessments and obligations, including without limitation tax liabilities and payments in each case attributable to the operations of the Stations, as they come due during the Term of this Agreement.

                           20.2.3 Broadcast Obligations. Licensees have no
agreement, contract, commitment or understanding to broadcast on the Stations on or after the Commencement Date, any programs or commercial matter other than the Stations Agreements. Licensees shall not incur any other programming obligations without the prior written consent of Broker except in connection with programming obligations incurred by Licensees for programming that replaces Programming that does not meet the standards set forth in this Agreement.

                           20.2.4 Licensees Control. Licensees hereby verify
that for the term of this Agreement they shall maintain ultimate control over the Stations' facilities, including specifically control over the Stations' finances, personnel and programming, and nothing herein shall be interpreted as depriving Licensees of the power or right of such ultimate control.

                           20.2.5 Insurance. Licensees shall maintain in full
force and effect (at Licensees' expense) throughout the term of this Agreement insurance with responsible and reputable insurance companies or associations covering such risks (including fire and other risks insured against by extended coverage, public liability insurance, insurance for claims against personal injury or death or property damage and such other insurance as may be applicable) and in such amounts and on such terms as is conventionally carried by broadcasters operating radio Stations with facilities in the area comparable to those of the Stations. Broker shall be listed as an additional insured on such insurance policies. Any insurance proceeds received by Licensees in respect of damaged property shall be used to repair or replace such property so that the operations of the Stations conform with this Agreement. Licensees shall present to Broker prior to the execution of this Agreement certificates of insurance or binders for such insurance policies. If requested by Broker, Licensees shall maintain, at Broker's expense, business interruption insurance for Broker's benefit. If Licensees do not carry such insurance, Broker shall reimburse Licensees for the costs of obtaining such insurance.

                           20.2.6 Compliance with Law. Licensees covenant that,
throughout the term of this Agreement, Licensees shall comply with all laws and regulations applicable in the conduct of Licensees' business and Licensees acknowledge that Broker has not urged, counseled, or advised the use of any unfair business practice.

                  20.3 Additional Broker Representations, Warranties and Covenants.

                           20.3.1 Compliance with 47 C.F.R. Section 73.3555(a).
Broker hereby verifies that execution and performance of this Agreement complies with the Commission's restrictions on local radio ownership set out in Section 73.3555(a) of the FCC Rules.

                           20.3.2 Compliance with Applicable Law. Broker
covenants that its performance of its obligations under this Agreement and its furnishing of Programming shall be in compliance with, and shall not violate, any applicable laws or any applicable rules, regulations, or orders of the FCC or any other governmental agency and Broker acknowledges that Licensees have not urged, counseled, or advised the use of any unfair business practice.

                           20.3.3 Handling of Complaints. Broker shall promptly
advise Licensees of any public or FCC complaint or inquiry that Broker receives concerning the Programming on the Stations and shall cooperate with Licensees and take all actions as may be reasonably requested by Licensees in responding to any such complaint or inquiry.

                           20.3.4 Copyright and Licensing. Broker represents and
warrants to Licensees that Broker has and shall have throughout the term of this Agreement the full authority to broadcast the Programming on the Stations and that Broker shall not broadcast on the Stations any material in violation of the Copyright Act. All music supplied by Broker shall be: (i) licensed by ASCAP, SESAC or BMI; (ii) in the public domain; or (iii) cleared at the source by Broker.

                           20.3.5 Information For FCC Reports. Upon request by
Licensees, Broker shall provide in a timely manner any such information in its possession which shall enable Licensees to prepare, file or maintain the records and reports required by the FCC.

                           20.3.6 Payola/Plugola. Broker covenants that it shall
not accept, and shall instruct its employees not to accept, any consideration, compensation, gift or gratuity of any kind whatsoever, regardless of its value or form, including, but not limited to, a commission, discount, bonus, materials, supplies or other merchandise, services or labor, whether or not pursuant to written contracts or agreements between Broker and merchants or advertisers, unless the payer is identified in the program as having paid for or furnished such consideration, in accordance with FCC requirements. Broker agrees to annually, or more frequently at the request of Licensees, execute and provide Licensees with an affidavit regarding payola/plugola compliance.

         21. Intellectual Property. Effective as of the Commencement Date, Licensees license to Broker the exclusive right to use all intellectual property owned by or licensed to Licensees and used solely in the operation of the Stations (including, but not limited to, logos, jingles, promotional materials, call signs, goodwill, trademarks, service marks, slogans, trade names, copyrights and any applications and registrations therefor) (the "IP License"). In the event of termination of this Agreement, the IP License shall terminate.

         22. Subcarrier Rights. Licensees and Broker acknowledge and agree that any subsidiary communications services transmitted on a subcarrier within the FM baseband signal of the Stations ("Subcarrier"), and any uses of the Subcarrier authorized by the FCC ("Subcarrier Uses"), are subject to the terms and conditions of this Agreement. Licensees hereby agree (a) to apply, at Broker's expense, for any additional authorization from the FCC or any other governmental agency or entity that may be necessary in order to make use of any Subcarrier Uses, and (b) that Broker has the sole and exclusive right, subject to the terms and conditions hereof, to make use of any Subcarrier Uses and collect the revenues therefrom. Broker hereby agrees to reimburse Licensees for Licensees' reasonable expenses incurred in carrying out Licensees' obligations pursuant to this Section 22, including reasonable attorneys and engineering fees and expenses.

         23. Publicity. Licensees and Broker shall not issue any press release or otherwise make any public statement with respect to the transactions contemplated herein except as may be required by law or regulation or as agreed to by Licensees and Broker.

         24. No Waiver; Remedies Cumulative. No failure or delay on the part of Licensees or Broker in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Licensees and Broker herein provided are cumulative and are not exclusive of any right or remedies which it may otherwise have.

         25. Construction. This Agreement shall be construed in accordance with the laws of the State of Minnesota, without giving effect to the choice of law provisions thereunder, and the obligations of the parties hereto are subject to all federal, state or municipal laws or regulations now or hereafter in force and to the regulations of the FCC and all other governmental bodies or authorities presently or hereafter to be constituted.

         26. Headings. The headings contained in this Agreement are included for convenience only and no such heading shall in any way alter the meaning of any provision.

         27. Parties in Interest; Assignment. All covenants and agreements contained in this Agreement by or on behalf of any of the parties to this Agreement shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not. No party to this Agreement may assign its rights or delegate its obligations under this Agreement to any other person or entity without the express prior written consent of the other parties, except that (i) Broker may assign its rights and delegate its obligations to one or more subsidiary or affiliated corporations of Broker, in which event Broker shall be released and discharged of all obligation hereunder and all reference herein to Broker shall mean such subsidiary or affiliate; (ii) in the event that Broker finds it necessary or is required to provide to a third party a collateral assignment of Broker's interest in this Agreement or any related documents, Licensees will cooperate with Broker and any third party requesting such assignment including but not limited to signing a consent and acknowledgment of such assignment; provided, however, that except as otherwise provided herein Broker shall remain fully liable as to all of its obligations and agreements whether or not delegated or assigned.

         28. Notices. All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, delivered by overnight air courier, or transmitted by telegram, telex, or facsimile transmission addressed in accordance with the listing set forth in Attachment D hereto or such other address as the addressee may indicate by written notice to the other parties. Each notice, demand, request, or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a telex or facsimile) the answerback being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         29. Entire Agreement. This Agreement and the Merger Agreement and related documents embody the entire agreement between the parties and there are no other agreements, representations, warranties, or understandings, oral or written, between them with respect to the subject matter hereof. No alterations, modification or change of this Agreement shall be valid unless made in writing, and signed by like written instrument. No waiver of any provision hereof shall be valid unless in writing and signed by the party adversely affected by the waiver, and then such waiver shall be effective only in the specified instance and for the purpose for which given.

         30. Severability. In the event that any of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable such event shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been contained herein.

         31. Counterpart Signatures. This Agreement may be signed in one or more counterparts, each of which shall be deemed a duplicate original, binding on the parties hereto notwithstanding that the parties are not signatory to the original or the same counterpart. This Agreement shall be binding and effective as of the date on which the executed counterparts are exchanged by the parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   REPCOM, INC.


                                   By:      /s/ Dennis G. Carpenter
                                         ---------------------------------------
                                   Name:    Dennis G. Carpenter
                                         ---------------------------------------
                                   Title:   President
                                         ---------------------------------------


                                   SARTELL FM, INC.


                                   By:      /s/ Dennis G. Carpenter
                                         ---------------------------------------
                                   Name:    Dennis G. Carpenter
                                         ---------------------------------------
                                   Title:   President
                                         ---------------------------------------


                                   REGENT BROADCASTING OF ST. CLOUD, INC.


                                   By:      /s/ Terry S. Jacobs
                                         ---------------------------------------
                                   Name:    Terry S. Jacobs
                                         ---------------------------------------
                                   Title:   Chairman and Chief Executive Officer
                                         ---------------------------------------

                                 FIRST AMENDMENT
                                       TO
                            TIME BROKERAGE AGREEMENT

         This First Amendment to that certain Time Brokerage Agreement dated as of June 15, 2000 (the "Agreement"), by and among REGENT BROADCASTING OF ST. CLOUD, INC., a Delaware corporation ("Broker"), and REPCOM, INC. and SARTELL FM, INC., both Minnesota corporations (the "Licensees"), is entered into as of this 19th day of February, 2001.

         WHEREAS, the parties wish to modify the Agreement according to the provisions set forth in this Amendment.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereby agree as follows:

         1. Amendment to Agreement. Attachment A to the Agreement is hereby amended to read as follows:

                           "A Monthly Fee of $29,234."

         2. Other Provisions Remain in Effect. With the exception of the foregoing amendment, all other terms and conditions of the Agreement remain in full force and effect. In the event of any conflict in interpretation between the terms and conditions of the Agreement and this First Amendment, the terms and conditions of this First Amendment shall control and be absolute.

         3. Counterparts. This First Amendment may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above written.

REPCOM, INC.                            REGENT BROADCASTING OF ST. CLOUD, INC.

By:      /s/ Dennis G. Carpenter        By:      /s/ William L. Stakelin
         ---------------------------             -----------------------------
Name:    Dennis G. Carpenter            Name:    William L. Stakelin
         ---------------------------             -----------------------------
Its:     President                      Its:     President
         ---------------------------             -----------------------------

SARTELL FM, INC.

By:      /s/ Dennis G. Carpenter
         ---------------------------
Name:    Dennis G. Carpenter
         ---------------------------
Its:     President
         ---------------------------